As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Y-mAbs Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4619612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

230 Park Avenue Suite 3350

New York, NY 10169

(Address of principal executive offices) (Zip code)

2018 Equity Incentive Plan

(Full title of the plans)

Michael Rossi

President and Chief Executive Officer

Y-mAbs Therapeutics, Inc.

230 Park Avenue Suite 3350

New York, New York 10169

Tel: (646) 885-8505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Sarah K. Sellers

Cooley LLP

55 Hudson Yards

New York, NY 10001

Telephone: (212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Y-mAbs Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 1,746,884 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the Registrant’s 2018 Equity Incentive Plan (the “2018 EIP”), which Common Stock is in addition to, and of the same class as, the shares of Common Stock for which the Registrant previously filed registration statements on Form S-8 (File Nos. 333-230455 and 333-271007) with the Commission on March 22, 2019 and March 30, 2023, respectively (the “Prior S-8 Registration Statements”). Accordingly, the contents of the Prior S-8 Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The additional shares of Common Stock registered hereby have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2018 EIP, which provides that the total number of shares subject to the plan may be increased each year pursuant to a specified formula as set forth in the 2018 EIP.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 29, 2024.

The description of the Registrant’s Common Stock which is contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on February 29, 2024.

The contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on March 22, 2019 (File No. 333-230455) and March 30, 2023 (File No. 333-271007), pursuant to which the Registrant previously registered shares of its Common Stock for issuance under the 2018 EIP.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation.	8-K	001-38650	3.1	September 26, 2018

4.2	Amended and Restated Bylaws.	8-K	001-38650	3.2	September 26, 2018

4.3	Specimen stock certificate evidencing the shares of Common Stock.	S-1	333-226999	4.1	August 24, 2018

99.1	2018 Equity Incentive Plan	S-1	333-226999	10.9	August 24, 2018

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Equity Incentive Plan (as amended, employees, consultants and service providers other than directors).	10-Q	001-38650	10.8	November 5, 2020

99.3	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Equity Incentive Plan (as amended, directors).	10-Q	001-38650	10.9	November 5, 2020

99.4	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Equity Incentive Plan.	10-Q	001-38650	10.1	November 7, 2022

99.5	Form of Stock Option Grant Notice and Stock Option Agreement for directors under the 2018 Equity Incentive Plan.	10-Q	001-38650	10.2	November 7, 2022

99.6	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2018 Equity Incentive Plan.	S-1	333-226999	10.16	August 24, 2018

99.7	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan.	S-1	333-226999	10.17	August 24, 2018

99.8	Form of Performance Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan.	10-K	001-38650	10.46	February 29, 2024

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8)

107*	Exhibit Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on this 29th day of February 2024.

Y-MABS THERAPEUTICS, INC.

By:	/s/ Michael Rossi
Name: Michael Rossi
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Rossi, Bo Kruse and John LaRocca, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ MICHAEL ROSSI	Director, President, Chief Executive Officer (Principal Executive Officer)	February 29, 2024
Michael Rossi

/s/ BO KRUSE	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 29, 2024
Bo Kruse

/s/ THOMAS GAD	Director	February 29, 2024
Thomas Gad
/s/ JOHAN WEDELL-WEDELLSBORG	Director	February 29, 2024
Johan Wedell-Wedellsborg

/s/ LAURA J. HAMILL	Director	February 29, 2024
Laura J. Hamill

/s/ GÉRARD BER	Director	February 29, 2024
Gérard Ber

/s/ ASHUTOSH TYAGI	Director	February 29, 2024
Ashutosh Tyagi

/s/ JAMES I. HEALEY	Director	February 29, 2024
James I. Healy

/s/ DAVID N. GILL	Director	February 29, 2024
David N. Gill